Exhibit 99.1

News Release
RAMBUS REPORTS FOURTH QUARTER AND FISCAL YEAR 2022 FINANCIAL RESULTS

•Delivered strong Q4 revenue and earnings in line with guidance
•Produced record annual product revenue driven by memory interface chips, up 58% year over year
•Generated record cash from operations of $230.4 million for full year 2022

SAN JOSE, Calif. - February 6, 2023 - Rambus Inc. (NASDAQ:RMBS), a provider of industry-leading chips and IP making data faster and safer, today reported financial results for the fourth quarter ended December 31, 2022. GAAP revenue for the fourth quarter was $122.4 million; licensing billings were $64.3 million, product revenue was $67.2 million, and contract and other revenue was $23.8 million. The Company also generated $51.3 million in cash provided by operating activities in the fourth quarter.

“Rambus delivered a tremendous performance in 2022, achieving record annual product revenue and cash from operations,” said Luc Seraphin, chief executive officer of Rambus. “Our strategic focus on the data center and strong execution across our diverse offerings continues to drive the company’s long-term profitable growth and enables consistent capital returns to our stockholders.”

Quarterly Financial Review - GAAP	Three Months Ended December 31,
(In millions, except for percentages and per share amounts)	2022	2021
Revenue
Product revenue	$67.2	$45.3
Royalties	31.4	32.9
Contract and other revenue	23.8	13.6
Total revenue	$122.4	$91.8
Cost of product revenue	$28.2	$13.4
Cost of contract and other revenue	$1.6	$0.7
Amortization of acquired intangible assets (included in total cost of revenue)	$3.6	$3.6
Total operating expenses (1)	$72.8	$65.1
Operating income	$16.2	$9.0
Operating margin	13%	10%
Net income	$15.9	$6.1
Diluted net income per share	$0.14	$0.05

Net cash provided by operating activities	$51.3	$72.2
____________________________
(1)    Includes amortization of acquired intangible assets of approximately $0.4 million for both the three months ended December 31, 2022 and 2021.

Quarterly Financial Review - Supplemental Information(1)	Three Months Ended December 31,
(In millions)	2022	2021
Licensing billings (operational metric) (2)	$64.3	$66.6
Product revenue (GAAP)	$67.2	$45.3
Contract and other revenue (GAAP)	$23.8	$13.6
Non-GAAP cost of product revenue	$28.1	$13.3
Cost of contract and other revenue (GAAP)	$1.6	$0.7
Non-GAAP total operating expenses	$55.8	$51.4
Non-GAAP interest and other income (expense), net	$(0.7)	$(1.1)
Diluted share count (GAAP)	111	115
____________________________
(1)    See “Supplemental Reconciliation of GAAP to Non-GAAP Results” table included below.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements.

GAAP revenue for the quarter was $122.4 million. The Company also had licensing billings of $64.3 million, product revenue of $67.2 million, and contract and other revenue of $23.8 million. The Company had total GAAP cost of revenue of $33.4 million and operating expenses of $72.8 million. The Company also had total non-GAAP operating expenses of $85.4 million (including non-GAAP cost of revenue). The Company’s annual product revenue increased 58% year over year as the Company continues to gain market share. The Company had GAAP diluted net income per share of $0.14. The Company’s basic share count was 108 million shares and its diluted share count was 111 million shares.

Cash, cash equivalents, and marketable securities as of December 31, 2022 were $313.2 million, an increase of $48.4 million as compared to September 30, 2022, mainly due to cash provided by operating activities of approximately $51.3 million. Cash provided by operating activities for the year ended December 31, 2022 was $230.4 million, an increase of $21.2 million or 10%, from the same period in the prior year.

2023 First Quarter Outlook

The Company will discuss its full revenue guidance for the first quarter of 2023 during its upcoming conference call. The following table sets forth first quarter outlook for other measures.

(In millions)	GAAP	Non-GAAP (1)
Licensing billings (operational metric) (2)	$61- $67	$61- $67
Product revenue	$57 - $63	$57 - $63
Contract and other revenue	$19 - $25	$19 - $25
Total operating costs and expenses	$104 - $100	$87 - $83
Interest and other income (expense), net	$0	($1)
Diluted share count	110	110
____________________________
(1)    See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented, and that revenue is solely presented on a GAAP basis.

(2)    Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences relating to advanced payments for variable licensing agreements. This metric is the same for both GAAP and non-GAAP presentations.

For the first quarter of 2023, the Company expects licensing billings to be between $61 million and $67 million. The Company also expects royalty revenue to be between $25 million and $31 million, product revenue to be between $57 million and $63 million and contract and other revenue to be between $19 million and $25 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for various product sales and solutions licensing, among other matters.

The Company also expects operating costs and expenses to be between $104 and $100 million. Additionally, the Company expects non-GAAP operating costs and expenses to be between $87 million and $83 million. These expectations also assume non-GAAP interest and other income (expense), net, of ($1 million), tax rate of 24% and diluted share count of 110 million, and exclude stock-based compensation expense ($13 million), amortization expense ($4 million), non-cash interest expense on convertible notes ($0.1 million) and interest income related to the significant financing component from fixed-fee patent and technology licensing arrangements ($1 million).

Conference Call

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00 p.m. PT today. The call will be webcast and can be accessed via Rambus’ website at investor.rambus.com. A replay will be available following the call on the Rambus Investor Relations website or for one week at the following numbers: (866) 813-9403 (domestic) or
(+44) 204-525-0658 (international) with ID# 579366.

Non-GAAP Financial Information

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: cost of product revenue, operating expenses and interest and other income (expense), net. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related costs and retention bonus expense, amortization of acquired intangible assets, expense on abandoned operating leases, change in fair value of earn-out liability, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current period’s portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods as they are related to acquisitions and have no direct correlation to the Company’s operations.

Amortization of acquired intangible assets. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Expense on abandoned operating leases. Reflects the expense on building leases that were abandoned. The Company excludes these charges because such charges are not directly related to ongoing business results and do not reflect expected future operating expenses.

Change in fair value of earn-out liability. This change is due to adjustments to acquisition purchase consideration. The Company excludes these adjustments because such adjustments are not directly related to ongoing business results and do not reflect expected future operating expenses.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24% for both 2022 and 2021, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Rambus is a provider of industry-leading chips and silicon IP making data faster and safer. With over 30 years of advanced semiconductor experience, we are a pioneer in high-performance memory subsystems that solve the bottleneck between memory and processing for data-intensive systems. Whether in the cloud, at the edge or in your hand, real-time and immersive applications depend on data throughput and integrity. Rambus products and innovations deliver the increased bandwidth, capacity and security required to meet the world’s data needs and drive ever-greater end-user experiences. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995, including those relating to Rambus’ expectations regarding business opportunities, the Company’s ability to deliver long-term, profitable growth, product and investment strategies, and the Company’s outlook and financial guidance for the first quarter of 2023 and related drivers, and the Company’s ability to effectively manage supply chain shortages. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by the Company’s management. Actual results may differ materially. The Company’s business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission, as well as the potential adverse impacts related to, or arising from, the COVID-19 and its variants. The Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact

Desmond Lynch
Senior Vice President, Finance and Chief Financial Officer
(408) 462-8000
dlynch@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands)	December 31, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$125,334	$107,891
Marketable securities	187,892	377,718
Accounts receivable	55,368	44,065
Unbilled receivables	125,698	135,608
Inventories	20,900	8,482
Prepaids and other current assets	12,022	10,600
Total current assets	527,214	684,364
Intangible assets, net	50,880	58,420
Goodwill	292,040	278,810
Property, plant and equipment, net	86,255	56,035
Operating lease right-of-use assets	24,143	23,712
Deferred tax assets	3,031	4,047
Unbilled receivables	25,222	123,018
Other assets	3,809	4,240
Total assets	$1,012,594	$1,232,646

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$24,815	$11,279
Accrued salaries and benefits	20,502	20,945
Convertible notes	10,378	163,687
Deferred revenue	23,861	24,755
Income taxes payable	18,137	20,607
Operating lease liabilities	5,024	5,992
Other current liabilities	23,992	20,002
Total current liabilities	126,709	267,267
Long-term liabilities:
Long-term operating lease liabilities	29,079	29,099
Long-term income taxes payable	5,892	21,424
Deferred tax liabilities	24,964	23,985
Other long-term liabilities	46,653	28,475
Total long-term liabilities	106,588	102,983
Total stockholders’ equity	779,297	862,396
Total liabilities and stockholders’ equity	$1,012,594	$1,232,646

Rambus Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
(In thousands, except per share amounts)	2022	2021	2022	2021
Revenue:
Product revenue	$67,178	$45,274	$227,068	$143,935
Royalties	31,436	32,893	139,816	136,706
Contract and other revenue	23,753	13,614	87,909	47,663
Total revenue	122,367	91,781	454,793	328,304
Cost of revenue:
Cost of product revenue	28,209	13,408	88,976	49,397
Cost of contract and other revenue	1,615	727	4,668	4,756
Amortization of acquired intangible assets	3,560	3,603	13,935	16,241
Total cost of revenue	33,384	17,738	107,579	70,394
Gross profit	88,983	74,043	347,214	257,910
Operating expenses:
Research and development	40,121	36,263	158,769	135,678
Sales, general and administrative	27,309	23,101	106,718	91,057
Amortization of acquired intangible assets	415	409	1,674	1,226
Restructuring and other charges	—	—	—	368
Change in fair value of earn-out liability	5,000	5,300	3,111	5,300
Total operating expenses	72,845	65,073	270,272	233,629
Operating income	16,138	8,970	76,942	24,281
Interest income and other income (expense), net	835	1,623	7,771	9,711
Gain on fair value of equity security	—	—	3,547	—
Loss on extinguishment of debt	—	—	(83,626)	—
Loss on fair value adjustment of derivatives, net	—	—	(10,585)	—
Interest expense	(484)	(2,737)	(1,874)	(10,706)
Interest and other income (expense), net	351	(1,114)	(84,767)	(995)
Income (loss) before income taxes	16,489	7,856	(7,825)	23,286
Provision for income taxes	540	1,751	6,485	4,952
Net income (loss)	$15,949	$6,105	$(14,310)	$18,334
Net income (loss) per share:
Basic	$0.15	$0.06	$(0.13)	$0.17
Diluted	$0.14	$0.05	$(0.13)	$0.16
Weighted average shares used in per share calculation:
Basic	107,603	109,161	109,472	110,538
Diluted	110,820	114,534	109,472	114,865

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended
	December 31,
(In thousands)	2022	2021
Cost of product revenue	$28,209	$13,408
Adjustment:
Stock-based compensation expense	(144)	$(112)
Non-GAAP cost of product revenue	$28,065	$13,296

Total operating expenses	$72,845	$65,073
Adjustments:
Stock-based compensation expense	(10,122)	(6,092)
Acquisition-related costs and retention bonus expense	(1,028)	(1,308)
Amortization of acquired intangible assets	(415)	(409)
Expense on abandoned operating leases	(521)	(559)
Change in fair value of earn-out liability	(5,000)	(5,300)
Non-GAAP total operating expenses	$55,759	$51,405

Interest and other income (expense), net	$351	$(1,114)
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(1,029)	(1,907)
Non-cash interest expense on convertible notes	10	1,954
Non-GAAP interest and other income (expense), net	$(668)	$(1,067)

Rambus Inc.
Reconciliation of GAAP Forward-Looking Estimates to Non-GAAP Forward-Looking Estimates
(Unaudited)

2023 First Quarter Outlook	Three Months Ended March 31, 2023
(In millions)	Low	High
Forward-looking operating costs and expenses	$103.7	$99.7
Adjustments:
Stock-based compensation expense	(12.6)	(12.6)
Amortization of acquired intangible assets	(4.1)	(4.1)
Forward-looking Non-GAAP operating costs and expenses	$87.0	$83.0

Forward-looking interest and other income (expense), net	$0.3	$0.3
Adjustments:
Interest income related to significant financing component from fixed-fee patent and technology licensing arrangements	(0.9)	(0.9)
Non-cash interest expense on convertible notes	0.1	0.1
Forward-looking Non-GAAP interest and other income (expense), net	$(0.5)	$(0.5)